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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - July 1, 2002


                               TXU EUROPE LIMITED
             (Exact name of registrant as specified in its charter)

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                ENGLAND AND WALES                                001-15709                             98-0188080

  (State or other jurisdiction of incorporation)          (Commission File Number)         (I.R.S. Employer Identification No.)

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          THE ADELPHI, 1-11 JOHN ADAM STREET, LONDON, ENGLAND WC2N 6HT
          (Address of principal executive offices, including zip code)


    REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE - 011-44-207-879-8081






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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

TXU Europe Limited (TXU Europe) filed with the Securities and Exchange Commission a Form 8-K, dated July 15, 2002, in which it announced its acquisition on July 1, 2002, through its subsidiary TXU Europe Energy Trading Limited, of a 74.9 percent ownership interest in Braunschweiger
Versorgungs-Aktiengesellschaft (BVAG), a wholly-owned subsidiary of Stadtwerke Braunschweig GmbH (Stadtwerke Braunschweig), and three minority interest investments for (euro)434 million ((pound)280 million) in cash.

On September 10, 2002, TXU Europe was notified by PwC Deutsche Revision Aktiengesellschaft Wirtschaftsprufungsgesellschaft (PwC), the parent firm of WIBERA Aktiengesellschaft Wirtschaftsprufungsgesellschaft (WIBERA), the former auditors of BVAG under the German Commercial Code and relevant German generally accepted auditing standards, that as a result of certain non-audit services performed for BVAG during 2000, it was not independent as to the audit of the financial statements of BVAG for the fiscal year ended December 31, 2001 in accordance with US generally accepted auditing standards.


TXU Europe has subsequently engaged Deloitte & Touche (D&T) to perform the audit of the financial statements of BVAG for the fiscal year ended December 31, 2001. TXU Europe has been advised by D&T that its audit should be completed in four to six weeks.

As a result, the pro forma financial statements of TXU Europe and the audited financial statements of BVAG due to be filed on September 16, 2002 will be filed upon completion of the D&T audit.



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                                    SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                      TXU EUROPE LIMITED



                                      By:   /s/ Henry Davies
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                                         Name:   Henry Davies
                                         Title:  Principal Accounting Officer



Date:    September 16, 2002






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